As filed with the Securities and Exchange Commission on November 8, 1999

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   -----------

                               MEDIA METRIX, INC.

             (Exact name of registrant as specified in its charter)

            Delaware                                      11-3374729
       (State or other juris-                          (I.R.S. Employer
       diction of incorporation                          Identification
          or organization)                                 Number)

                        250 Park Avenue South, 7th Floor
                            New York, New York 10003
                                 (212) 515-8700

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       1998 AdRelevance Stock Option Plan
                       1999 AdRelevance Stock Option Plan

                            (full title of the plans)

                                   -----------

                                   TOD JOHNSON
                               MEDIA METRIX, INC.
                        250 Park Avenue South, 7th Floor
                            New York, New York 10003
                                 (212) 515-8700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             RICHARD H. GILDEN, ESQ.
                             STEVEN I. SUZZAN, ESQ.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 318-3000

                                   -----------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
 Title of Securities      Amount to be     Proposed maximum           Proposed maximum           Amount of
  to be registered         registered    offering price per unit   aggregate offering price  registration fee
=============================================================================================================

Common Stock $.01 par
value per share........   222,164 shares       $3.82(1)                  $848,667(1)               $237.00
=============================================================================================================

Common Stock $.01 par
value per share........    25,686 shares      $42.6875(2)              $1,096,472(2)               $306.00
============================================================================================================

(1) The price is estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The proposed maximum offering price was determined by multiplying 222,164, the number of shares registered by this Registration Statement as to which options have been granted under the 1998 AdRelevance Stock Option Plan and the 1999 AdRelevance Stock Option Plan (collectively the "Plans"), by $3.82, the weighted average exercise price of such options.

(2) The price is estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The proposed maximum offering price was determined by multiplying 25,686, the number of additional shares registered by this Registration Statement that may be issued under the Plans, by $42.6875, the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 2, 1999.

(3) This Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock dividend, stock split, recapitalization or similar transaction.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents filed by Media Metrix, Inc. (the "Company") are incorporated herein by reference:

     (a) The Company's prospectus dated October 26, 1999 containing audited financial statements for the fiscal year ended December 31, 1998 and unaudited financial statements for the six months ended June 30, 1999.

     (b) The Company's quarterly report on Form 10-Q dated August 12, 1999 for the quarter ended June 30, 1999.

     (c) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated May 3, 1999.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-laws also provide that the Company shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions. In addition, the Company has entered into Indemnity Agreements with its directors and officers providing for the maximum indemnification allowed by Section 145.

Item 7. Exemption from Registration Claimed

      Not Applicable.

Item 8. Exhibits

    4(a)*     Amended and Restated Certificate of Incorporation of Media Metrix,
              Inc.

     (b)*     Amended and Restated Bylaws of Media Metrix, Inc.

     (c)**    1998 AdRelevance Stock Option Plan

     (d)**    1999 AdRelevance Stock Option Plan

     (e)      Form of 1998 AdRelevance Stock Option Plan Stock Option Agreement

     (f)      Form of 1999 AdRelevance Stock Option Plan Stock Option Agreement

    5         Opinion of Fulbright & Jaworski L.L.P.

   23(a)      Consent of Ernst & Young LLP

     (b)      Consent of Ernst & Young LLP

     (c)      Consent of PricewaterhouseCoopers LLP

     (d)      Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5)

    24        Power of Attorney (included in signature page)

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*           Incorporated by reference to Media Metrix, Inc.'s Registration
            Statement on Form S-1 (File No. 333-72883), as amended.

** Incorporated by reference to Media Metrix, Inc.'s Registration Statement on Form S-1 (File No. 333-88751), as amended.

Item 9. Undertakings


(a)         The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)         To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that clauses 1(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforce able. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 8, 1999.

                               MEDIA METRIX, INC.


                              By: /s/ Tod Johnson
                                  ------------------------------------
                                  Tod Johnson
                                  Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Tod Johnson and Thomas A. Lynch as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                               Date
---------                 -----                               ----


/s/ Tod Johnson           Chief Executive Officer and         November 8, 1999
--------------------      Chairman of the Board (Principal
Tod Johnson               Executive Officer)

/s/ Thomas A. Lynch       Chief Financial Officer,
--------------------      Secretary and Treasurer (Principal  November 8, 1999
Thomas A. Lynch           Financial and Accounting Officer)

Signature                  Title                         Date
---------                  -----                         ----


/s/ Jeffrey C. Levy        Vice Chairman and Director    November 8, 1999
--------------------
Jeffrey C. Levy


/s/ Michael Brooks         Director                      November 8, 1999
--------------------
Michael Brooks


/s/ William W. Helman      Director                      November 8, 1999
--------------------
William W. Helman


/s/ Stig Kry               Director                      November 8, 1999
--------------------
Stig Kry


/s/ James Mortensen        Director                      November 8, 1999
--------------------
James Mortensen

                                  Exhibit Index
                                  -------------

 No.     Description
 ---     -----------

 4(a)*   Amended and Restated Certificate of Incorporation of Media Metrix, Inc.

  (b)*   Amended and Restated Bylaws of Media Metrix, Inc.

  (c)**  1998 AdRelevance Stock Option Plan

  (d)**  1999 AdRelevance Stock Option Plan

  (e)    Form of 1998 AdRelevance Stock Option Plan Stock Option Agreement

  (f)    Form of 1999 AdRelevance Stock Option Plan Stock Option Agreement

 5       Opinion of Fulbright & Jaworski L.L.P.

23(a)    Consent of Ernst & Young LLP

  (b)    Consent of Ernst & Young LLP

  (c)    Consent of PricewaterhouseCoopers LLP

  (d)    Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5)

24       Power of Attorney (included in signature page)

----------
* Incorporated by reference to Media Metrix, Inc.'s Registration Statement on Form S-1 (File No. 333-72883), as amended.

** Incorporated by reference to Media Metrix, Inc.'s Registration Statement on Form S-1 (File No. 333-88751), as amended.